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                                                                    EXHIBIT 10.4
                                                                    ------------

                                BUILDING LEASE
                                --------------

     This BUILDING LEASE ("Lease") is entered into this 6th day of August, 1999, by and between TOWNE SQUARE REALTY, L.L.C., an Illinois Limited Liability Company (the "Landlord"), and PRIVATEBANK AND TRUST COMPANY, an Illinois state banking corporation (the "Tenant") who hereby mutually covenant and agree as follows:

ARTICLE 1. AGREEMENT TO LEASE.
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     1.1  Grant.  Landlord, for and in consideration of the Rents to be paid by
          -----
Tenant herein and the covenants and agreements herein to be performed by Tenant, hereby leases to Tenant, and Tenant hereby lets from Landlord, the following described real estate and the improvements (including the existing structure) located thereon from time to time (the "Leased Premises"):

     The first floor (excluding any common area lobbies) as depicted on Exhibit "A" attached hereto of the building located on the property commonly known as 24 South Second Street, in the City of St. Charles, Kane County, Illinois (the "Property") and the use of the sidewalks, if any, and other common facilities located on the Property in common with Landlord and other tenants of the building. The use of the common area lobbies, building entrance and stairways between the first floor and basement of the Property shall be in common with the use by other building tenants and Landlord.

     1.2  Quiet Enjoyment.  Subject to the foregoing, Landlord covenants and
          ---------------
agrees that so long as Tenant shall timely pay all Rents due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant's part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Premises free of any interference from Landlord; subject, however, to each of the terms, provisions and conditions of this Lease.

     Tenant acknowledges that the City of St. Charles (the "City") contemplates demolition of the building directly to the east of the Leased Premises and further plans to construct a parking structure on the property to the east. Tenant acknowledges that the City has the right to proceed with the demolition work and that the City's performance of such work shall not constitute in any way a breach of Landlord's obligations under this Lease. Landlord and Tenant agree to work cooperatively with the City to permit the demolition and construction work to be completed at no additional cost or expense to Tenant. Landlord shall not be liable to Tenant in any way for the City's performance or failure to perform the demolition or construction work.

ARTICLE 2. TERM.
           ----

     2.1  Term.  The term of this Lease shall commence on August 1, 1999.  That
          ----
date shall hereinafter sometimes be referred to as "Commencement Date." In the event this Lease is executed after August 1, 1999, the Commencement Date shall be retroactive to August 1, 1999.

     This Lease shall have a Term of ten years and three months and shall end on October 31, 2009 (unless sooner terminated as provided elsewhere in this Lease or unless Tenant exercises its
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option to extend this Lease in accordance with the terms of paragraph 2.2 herein). The date on which this Lease shall end shall be sometimes referred to herein as the "Termination Date."

     2.2  Options to Extend.  On the condition that Tenant has faithfully
          -----------------
performed all of its obligations under this Lease and cured any defaults within the time periods provided herein, Tenant shall have the option to extend this Lease for two consecutive additional five year periods beyond the Termination Date. In order for Tenant to exercise the first option to extend, Tenant must first give Landlord six (6) months' advanced written notice prior to the end of the initial ten year Lease Term. In order to exercise the second five year option, Tenant must give Landlord six (6) months advance written notice prior to the end of the first extended Lease Term. In the event that Tenant fails to give the requisite notice of its intent to exercise an option within the time period provided herein, then Tenant's options to extend this Lease shall lapse and become null and void. In the event that Tenant breaches and fails to cure within the time periods provided herein any of its obligations under this Lease, then Tenant's options to extend shall likewise lapse and become null and void. In the event that Tenant's options lapse, Tenant shall, at Landlord's request, execute any and all documents necessary to evidence the lapse of said options. In the event that an option is exercised by Tenant, then all provisions of this Lease shall remain in full force and effect through the Option Period, and Base Rent during each successive 12-month lease period shall be increased at a rate of 2.5% more than the prior 12 months' Base Rent.

ARTICLE 3. RENT

     3.1  Rent.  Each lease year throughout the Term, Tenant shall pay to
          ----
Landlord, in lawful money of the United States of America, without any prior demand by Landlord and without any deduction or set-off (except as otherwise specifically permitted herein), as rent hereunder a combination of Base Rent and Additional Rent (as those terms are hereinafter defined and described). All such payments of Rent shall be made at the time, in the manner and in the amounts hereinafter specified in this Article 3 by check payable to Landlord mailed or delivered to Landlord at the address herein specified or to such other person or at such other address as Landlord may hereafter designate by written notice to Tenant.

     All Rent shall be made to Landlord at 1536 Fargo Boulevard, Geneva, Illinois 60134, or to such other individual or location as Landlord directs in writing. Monthly Rent payments shall be paid in advance and shall be due on the first day of each consecutive month. Each installment of Rent which is not paid when due or within a ten (10) day grace period beyond any due date shall bear interest at a rate of twelve percent (12%) per annum from the date when the same is payable under the terms of this Lease until the same shall be paid.

     3.2  Base Rent.  During the first 15 months of this Agreement, Tenant shall
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pay to Landlord monthly Base Rent of $8,900.00.  The monthly Base Rent for each succeeding lease year (12 months) shall be increased to an amount equal to the prior year's monthly Base Rent multiplied by 102.5%.

     3.3  Additional Rent.  During each month of this Lease, Tenant shall pay to
          ---------------
Landlord as Additional Rent, in advance, and simultaneously with each monthly installment of Base Rent Tenant's pro rata share of the following attributable to the Leased Premises:

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     A.   Real Estate/Special Service Area Taxes.  One-twelfth of Landlord's
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reasonable estimate of the annual general real estate or Special Service Area taxes with respect to the Property which accrue for each year of the Lease during the Lease Term (even though such taxes may not be payable during the Lease Term). To the extent that Landlord's estimate is greater or less than the actual real estate tax bill, then the parties shall settle the difference within 15 days of the issuance of the final tax bill.

     B.   Special Assessments.  One-twelfth of all special assessments for
          -------------------
the Property which accrue for each year of the Lease or are imposed during the Lease Term with respect to the Property.

     C.   Insurance.  One-twelfth of the property and casualty insurance
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premiums paid by Landlord and attributable to the Property and all buildings and improvements thereon. Such insurance shall be underwritten on a replacement cost basis by companies having a Best's rating of A or better.

     D.   Common Area Maintenance/Utilities.  One-twelfth of all common
          ---------------------------------
area maintenance expenses for the Property and the non-separately metered or zoned utilities provided by Landlord to the Leased Premises. Common area maintenance expenses shall include Landlord's expenses for repairs and maintenance performed pursuant to Section 7.5.

     For purposes of this Lease, Landlord and Tenant agree that 66.67% of all general real estate taxes, special service area taxes, and special assessments, Property in which the Leased Premises (i.e. 24 South Second Street, St. Charles, Illinois 60174) are located are attributable to the Leased Premises and 50.0% of all insurance and common area maintenance expenses and non-separately metered or zoned utilities are attributable to the Leased Premises.

     In addition, all sums reasonably expended by Landlord (including reasonable attorney's fees) in satisfying an obligation of Tenant under this Lease or in enforcing the Terms of this Lease, together with all late fees due hereunder, shall constitute Additional Rent.

ARTICLE 4. PURPOSE.
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     4.1  Purpose.  The Leased Premises shall be used and occupied by Tenant
          -------
solely for the purpose of a bank or other similar financial institution or general office use and for no other use without Landlord's consent, which shall not be unreasonably withheld, delayed or conditioned. Tenant shall not use or occupy the Leased Premises or permit the Leased Premises to be used or occupied contrary to any statute, rule, order, ordinance, building code (including the ADA), covenants, government regulations or in any manner which would violate the Certificate of Occupancy relating to the Leased Premises. Tenant shall pay when due all taxes (including sales and use taxes) arising out of Tenant's business operations. Furthermore, Tenant shall not permit the Leased Premises to be used in such a way so as to cause structural injury to the Leased Premises or the improvements located thereon, to increase the rate of insurance thereon, or so as to cause a public or private nuisance. Upon completion of Tenant's improvements Tenant shall open for business on a continuous basis.

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     Tenant further agrees that it shall not use the Leased Premises or any portion of the Property on which the Leased Premises is located for the burial, dumping, storage, handling, transportation, treatment, use or disposal of any contaminates, pollutants, oil or other petroleum products, toxic substances, hazardous substances or hazardous wastes. The terms "hazardous substances" or "hazardous wastes" shall be defined as those substances or materials regulated under or described as hazardous in any applicable State or Federal environmental laws or regulations.

     4.2 Landlord agrees that it shall not lease the basement space in the Property to any bank, savings bank, credit union or similar financial institution, insurance broker or agent, securities or investment broker, or person or entity who or which specializes primarily in investment management or financial planning. Landlord may lease such basement space to a person or entity who or which processes insurance claims or an accounting firm whose primary business is providing accounting services.

ARTICLE 5. UTILITIES/LANDLORD'S SERVICES/TRASH REMOVAL/MONITORING.
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     5.1  Utility Availability.  Landlord represents and warrants that currently
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there is available for connection to the Leased Premises by Tenant lines, pipes or conduits supplying electric power, natural gas, telephone, cable, if available, potable water, and sanitary sewer utility services. Tenant shall be responsible for any "tap on" or connection fees and deposits for the use of said utilities at the Leased Premises. If additional or special utility services are required for the conduct of the business contemplated by this Lease to be operated and conducted by Tenant within and from the Leased Premises, the cost thereof shall be borne by Tenant and shall be paid by Tenant to Landlord prior to Tenant's occupancy of the Premises.

     5.2  Utility Services.  Tenant shall and hereby agrees to make all
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appropriate applications and arrangements for electric, telephone and cable, if available, utility services required to serve the Leased Premises directly with those utility companies providing such utilities and to pay all fees, changes and deposits and for all meters required by such utility companies as a condition to their providing such utility services to the Premises.

     5.3  Payment for Utility Services.  Tenant shall be solely liable and
          ----------------------------
responsible for, and shall pay directly to such utility companies, all separately metered or zoned bills for utility services including, without limitation, electricity, telephone and cable, or any other utility provided by them to and consumed and used on, at, in and from the Leased Premises, on or before the date due, in accordance with the payment instructions contained in such bills. After notice to Tenant and opportunity to cure as provided herein, Landlord shall have the right to pay any past due bills and shall be entitled to assess any charges therefor to Tenant as Additional Rent hereunder.

     5.4  Interruption of Utility Services.  Landlord shall have no liability or
          --------------------------------
responsibility for any loss or damage occasioned by any interruption or failure in the supply of any utility services to the Leased Premises or occasioned by any required termination of such utility services necessary to effect repairs or improvements or occasioned by any other cessation of such utility services for any cause or reason other than any interruptions or failures wholly or partially caused by the intentional or negligent acts or omissions of Landlord or its employees, agents, contractors, licensees, guests

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or invitees. No such interruption, termination or cessation of utility services shall relieve Tenant of any of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rents as and when the same shall be due. If such service interruption is due to Landlord's failure to pay for any utility or service furnished by Landlord hereunder, then after notice to Landlord and 5 days' opportunity to cure, Tenant may pay the amount necessary to restore such service including, but not limited to, interest and penalties thereon. If Tenant does so, Tenant may set-off the amounts so paid against the next installments of Rent and Additional Rent due to Landlord hereunder.

     5.5  Landlord's Services.  During the term of this Lease, Landlord shall
          -------------------
provide the following services to the extent not separately metered or zoned to the Leased Premises.

          A. Air cooling and heating as necessary to provide a temperature of 70 (degrees Fahrenheit) + or - 2 (degrees Fahrenheit) (or such other temperature required by law or government regulation) throughout the Leased Premises Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m., federal holidays excepted, and

          B. Hot and cold water for use in lavatories and cold potable water in other areas where water service is provided.

Landlord shall pay for such services and related sanitary sewer services and shall charge Tenant its allocable (50%) share thereof as part of its common area maintenance charges; provided however, that, until Landlord enters into its initial lease of all or any portion of the basement space in the Property, Tenant shall pay for all of such services allocable to the Leased Premises. Tenant shall not pay for any portion of such services allocable to Landlord's Work or any other user.

     5.6  Trash Removal.  Tenant shall remove trash and rubbish generated by
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Tenant in the ordinary course of the operation of Tenant's business in the
Leased Premises and shall store trash in containers provided or approved by Landlord and stored in locations designated by Landlord. The cost of trash removal shall be included in common area maintenance expenses, and Tenant shall pay its allocable (50%) share thereof; provided however, that, until Landlord enters into its initial lease of all or any portion of the basement space in the Property, Tenant shall pay for all of such services allocable to the Leased Premises. Tenant shall not pay for any portion of such services allocable to Landlord's Work or any other use.

     5.7  Fire Monitoring.  Landlord shall provide, or cause others to provide,
          ---------------
monitoring of an automated fire detection system which is integrated into the fire sprinkler system that is part of the Leased Premises, and Tenant's 50% share of the reasonable cost therefor shall be paid by Tenant. Tenant acknowledges that Landlord shall not, by virtue of having elected to provide such service, be deemed to have accepted any responsibility or liability in the event of any malfunction of the fire monitoring system or service or in the event of any negligence of any party in the operation and monitoring of the fire monitoring service, and Landlord shall not, by virtue of having elected to provide such service, be liable for any damage, loss, injury, cost or expense that may be sustained by Tenant as the result of any fire that may hereafter occur in the Leased Premises or any alleged or actual failure of the fire monitoring system to minimize any damage resulting therefrom.

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ARTICLE 6. SIGNS AND SIGNAGE.
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     6.1  Building Signage.  Landlord agrees that Tenant shall, at its expense,
          ----------------
be permitted to identify and advertise Tenant's business by the placement upon the facade of the Building, such signs, symbols, words, names, logos, trademarks or other identifying features, graphics or advertising materials (collectively, "Signs") as are generally or customarily associated with Tenant, its business and/or its products and services; provided, however, that any and all of such Signs, and the number, size, color, arrangement, placement and location of the same upon said Building shall be subject at all times to the prior written consent and approval of Landlord which shall not be unreasonably withheld, delayed or conditioned. Initially, matters of Building Signs for Tenant's business shall be addressed in and included as part of Tenant's Plans and Specifications and Landlord's consent to and approval of Tenant's Plans and Specifications, to the extent that they shall address matters of Building Signs, shall constitute Landlord's consent to and approval of those Building Signs reflected therein. All such signage must also comply with applicable governmental laws and ordinances. Tenant shall have the right to use up to two-thirds of the space permitted for signage by the Village of St. Charles and shall have first choice of the face of the building on which such signage shall be located, it being the intention of the parties that Tenant's signage be "prominently" displayed.

     6.2  Maintenance of Signage.  Tenant shall and hereby agrees to keep and
          ----------------------
maintain any and all Signs erected, placed or installed by it upon the building or within the Leased Premises as may be approved by Landlord, including, without limitation, all mechanical and all electrical components thereof, in a neat, clean and orderly fashion and in good condition and repair. All damaged Signs and all burned out bulbs, tubes and lighting of any kind shall be promptly repaired and replaced by Tenant, at its expense.

     6.3  Removal of Signage.  At the end of the Lease Term or earlier
          ------------------
termination of this Lease, if requested by Landlord, Tenant shall, at its expense remove all of its signs from the building and, upon removal thereof, at its expense, repair any damage to the Leased Premises and said building (including the facade thereof) caused by such removal.

     6.4  Signage of Other Tenants.  Subject to Section 6.1, Landlord shall have
          ------------------------
the right to designate portions of the building exterior for signs of other building Tenants.

ARTICLE 7. CONDITION, BUILD OUT AND UPKEEP OF LEASED PREMISES.
           ---------------------------------------------------

     7.1  Condition of Leased Premises.  With the exception of Landlord's
          ----------------------------
obligation to complete Landlord's Work as set forth in Section 7.2 and the representations and warranties set forth below, Tenant certifies that it has inspected the Leased Premises and accepts the Leased Premises in its existing "AS-IS" condition. No other repair work, alterations or remodeling of the Leased Premises is required to be done by Landlord as a condition of this Lease.

          Landlord represents and warrants to Tenant that on the Commencement Date and throughout the Term:

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                    (a) The Property and all improvements thereon (except
          interior improvements to the Leased Premises to be performed by Tenant pursuant to Section 7.3) are or, upon completion of Landlord's Work pursuant to Section 7.2, will be in compliance in all material respects with all applicable federal, state, and local laws, statutes, ordinances, rules and regulations including, but not limited to, building codes, health, safety and environmental laws, and the Americans With Disabilities Act as it pertains to space used by the public (collectively "Applicable Laws"). After the date hereof, Landlord shall not be responsible for compliance of the Leased Premises with the preceding sentence or for any non-compliance caused by Tenant or its agents or employees.

                    (b) The plumbing, electrical, heating, ventilating, air conditioning and mechanical systems which connect to the Leased Premises are or, upon completion of Landlord's work pursuant to
          Section 7.2, will be in good working order and repair and adequate to service the Leased Premises for the use contemplated herein subject to completion of Tenant's Work (defined below).

                    (c) At all times during the term of this Lease, the roof, foundation and structural members of the building on the Property shall be in good working order and repair.

     7.2  Landlord's Work.  Landlord shall perform the following work
          ----------------
("Landlord's Work") at its expense in a good and workmanlike manner, lien free, using new, first-quality materials and experienced labor and in accordance with applicable laws and plans and specifications therefor, copies of which have been provided to Tenant. The interior work to be done by Landlord shall be substantially completed on or before the Commencement Date. The exterior work to be done by Landlord shall be substantially completed on or before October 31, 1999. Landlord shall perform Landlord's Work regardless of whether Landlord obtains the facade grant described below.

          1.   Replace or repair the roof.

          2. Replace or repair all existing windows and doorways on the west side of the building.

          3. Replace or repair the HVAC mechanical units, excluding duct work, and upgrade the fire monitoring system.

          4.   Replace or upgrade landscaping.

          5.   Paint exterior trim.

In the event Landlord does not substantially complete Landlord's Work on or before the dates specified above, then after written notice to Landlord and 15 days' opportunity to cure, Tenant may complete Landlord's Work and deduct the cost thereof plus a 15% administrative fee from the Rent and Additional Rent due to Landlord hereunder until Tenant is fully reimbursed therefor.

                                       7
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     Landlord has applied for and received preliminary approval for a facade grant in the amount of $47,500.00 from the City of St. Charles to help improve portions of the exterior of the building on the Property. Landlord agrees to use its best efforts to obtain the facade grant, and Tenant shall cooperate with Landlord in attempting to obtain the grant at no cost to Tenant. The proceeds of the grant shall be applied toward Landlord's work described in clause 7.2.2 hereof.

     7.3  Tenant's Work.
          -------------

          A.   Tenant's Plans and Specifications.  Not later than August 1,
               ---------------------------------
1999, Tenant shall submit to Landlord for its review and approval and, if necessary, resubmit the same from time to time within fifteen (15) days after receipt of written notice of disapproval thereof from Landlord, until the same are approved by Landlord, detailed drawings and plans and specifications of and for all interior and exterior improvements to be constructed and installed by Tenant in the Leased Premises as Tenant's Work (as hereinafter defined), including, without limitation, layout, lighting plan, interior finish and material samples, typical display technique, if applicable, interior and exterior signage plans and specifications, store front, and any work or equipment to be done or installed by Tenant affecting any structural, mechanical or electrical part of the Leased Premises, the building in which the Leased Premises is located, and also showing all Trade Fixtures (as hereinafter defined) to be installed therein by Tenant (the "Plans and Specifications"). Tenant's Plans and Specifications shall be prepared by a licensed architect or other professional approved by Landlord. Tenant shall not commence the construction and installation of any of Tenant's Work or Trade Fixtures unless and until Landlord shall give its written consent and approval to Tenant's Plans and Specifications, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord shall have fifteen (15) days after receipt of Tenant's original or resubmitted Plans and Specifications to review and approve or disapprove same. Any disapproval by Landlord shall set forth with specificity the items or aspects of Tenant's Plans and Specifications which Landlord does not approve. Upon receipt of Landlord's approval of Tenant's Plans and Specifications, Tenant shall promptly thereafter, at its sole cost and expense, seek and obtain all necessary building permits and governmental approvals required to enable Tenant to construct Tenant's work.

          B.   Commencement of Tenant's Work.  Within a reasonable period of
               -----------------------------
time following Tenant's receipt of written notice from Landlord approving Tenant's Plans and Specifications, Tenant shall, at its expense, commence the construction and installation to the interior of the Leased Premises of those improvements including those more particularly listed and described on the schedule of work to be accomplished by Tenant attached hereto as Exhibit B (the "Tenant's Work"). Tenant shall use its commercially reasonable efforts to cause all of Tenant's Work to be substantially completed and a certificate of occupancy issued therefor and for the Leased Premises on or before December 31, 1999, subject to force majeure. Tenant warrants and represents to Landlord that all such Tenant's Work will be performed in a good and workmanlike manner and in conformance with all applicable laws, ordinances, requirements, orders, directions, rules and regulations of all governmental authorities, and in accordance with Tenant's Plans and Specifications. The contractor selected by Tenant to perform Tenant's Work shall be approved by Landlord in writing prior to commencement of construction, which approval shall not be unreasonably withheld, delayed or conditioned. The construction contract to be executed by Tenant and its contractor for Tenant's Work shall expressly provide that the contractor shall be insured in amounts reasonably satisfactory to Landlord and Tenant and shall name Landlord and Tenant as

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additional insureds. Tenant shall provide evidence of such contractor's insurance to Landlord prior to commencing Tenant's Work.

          C.   Trade Fixtures.  Immediately following the completion of Tenant's
               --------------
Work in Section 7.3B above, Tenant shall cause to be installed within the Leased Premises all trade fixtures reasonably required for the operation, as conducted by Tenant, of the business contemplated by this Lease to be operated on, in, and from the Leased Premises, including those trade fixtures, if any, contemplated, shown and described on Tenant's Plans and Specifications (the "Trade Fixtures"). All Trade Fixtures so installed in the Leased Premises by Tenant shall be new and of first-class quality and workmanship.

          D.   Landlord Not Bound.  Landlord's approval of Tenant's Plans and
               ------------------
Specifications shall not be construed as approval of the structural adequacy or integrity of the work detailed therein or of the conformity of the same to applicable building codes and other legal requirements; it being agreed that Tenant shall indemnify and save and hold Landlord harmless from and against any and all claims and liabilities arising therefrom. Any work which does not substantially conform with the Plans and Specifications, if so required by Landlord or by law, shall be removed or reconstructed by Tenant, at Tenant's sole cost and expense.

          E.   Compliance With Laws.  Prior to Tenant's opening for business,
               --------------------
Landlord and Tenant shall perform an inspection of the Property and the Leased Premises in order to determine that the same is in good order and repair and that both Landlord's Work and Tenant's Work have been completed in substantial compliance with the terms of this Lease and, as to Tenant's Work, the Plans and Specifications. At the walk-through, Landlord and Tenant shall create a written "Punch List" of items to be completed. The party responsible for a given Punch List item agrees that the given Punch List item shall be completed as soon as is reasonably practical following the walk-through but not later than 30 days after the date of the walk-through, subject to force majeure. If a party fails to complete any item in the time period set forth herein, then after notice and opportunity to cure as provided herein, the other party shall be entitled to cause said items to be completed and assess the cost thereof to the other party. With the exception of the items set forth on the Punch List, Tenant agrees to accept the Leased Premises as being in good order and repair.

          F.   Force Majeure.  If Landlord or Tenant fails to timely perform any
               -------------
of the terms, covenants and conditions of this Lease on its part to be performed and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or the other party's agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of Landlord or Tenant, as the case may be, then such party shall not be deemed in default under this Lease as a result of such failure, and any time for performance provided herein shall be extended by the period of delay resulting from such cause.

     7.4  Landlord's and Tenant's Work.  The parties acknowledge that Landlord
          ----------------------------
is in discussion with the city of St. Charles regarding modifications to the northerly facade of the building in order to permit the construction of a new main entrance to the Leased Premises and windows on the northerly facade. On the condition that Landlord obtains City approval, Landlord agrees to

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construct said new main entrance and windows in accordance with the standards for Landlord's Work set forth above, and the cost thereof shall be shared by the parties with the Tenant paying two-thirds of the cost and Landlord paying one-third of the cost. The parties agree that Tenant's share of the cost shall not exceed $75,000.00. Payment for the proportionate share of the costs shall be due immediately upon completion of the work. Landlord shall furnish Tenant with a separate bill and breakdown for expenses for this work.

     7.5  Maintenance and Repairs by Landlord.  During the term of this Lease,
          -----------------------------------
Landlord shall maintain, repair and replace, if necessary, the roof, the exterior walls, the structural elements, and the exterior (exclusive of glass) of the Leased Premises, all heating, air conditioning, ventilating, electrical, mechanical, sprinkler and plumbing systems, equipment, machinery or fixtures together with all pipes, conduits, ducts and drains servicing the Leased Premises and other portions of the Property, and the remainder of the building in which the Leased Premises are located including, without limitation, the common areas of the building and the Property including, without limitation, the sidewalks and landscaping, and keep the foregoing in a clean, sightly and sanitary condition, free of snow, ice, debris, refuse, obstructions and hazards. Landlord shall not, however, be responsible for maintaining or repairing any window or window frames, doors, tracks and frames; pedestrian doors and frames; exterior grills and ports for heating, ventilating and air conditioning units or exhausts for inlets exclusively serving the Leased Premises. Notwithstanding the foregoing, Landlord shall have no obligation to perform any maintenance or repairs wholly or partially caused by the negligence or fault of Tenant or any of its agents, visitors or licensees, or by Tenant's breach of any provision of this Lease. Capitalized improvements to the Property shall not be deemed to be common area maintenance.

     Tenant agrees, on a timely basis, to provide Landlord with written notice of the need for any repairs or maintenance of the type described above.

     7.6  Maintenance and Repairs by Tenant.  Tenant, at its expense, shall
          ---------------------------------
maintain and repair the interior of the Leased Premises, and all heating, air conditioning, ventilating, electrical, mechanical, sprinkler and plumbing systems, equipment, machinery or fixtures exclusively servicing the Leased Premises, together with all pipes, conduits, ducts and drains therefor. Furthermore Tenant, at its expense, shall replace any broken glass in the interior or exterior of the Leased Premises, and shall maintain and repair all entryway doors to the Leased Premises. Landlord shall assign to Tenant all assignable manufacturers' warranties with respect to equipment and fixtures installed in the Leased Premises.

     Tenant further agrees to keep the Leased Premises in good, tenantable, sanitary, sightly and clean condition and to keep all lobbies and entryways which are part of the Leased Premises clean and free from debris, refuse, obstructions or hazardous conditions. Tenant agrees to notify Landlord in the event an excessive amount of snow accumulates on the roof of the Leased Premises.

     Tenant shall be responsible for all maintenance or repairs wholly or partially (to the extent of Tenant's part) caused by the negligence or fault of Tenant or any of its agents, visitors or licensees, or by Tenant's breach of any provision of this Agreement.

     If Tenant does not make the repairs or perform the maintenance required hereunder in a prompt and adequate manner, then after notice to Tenant and opportunity cure as provided herein, Landlord may make such repairs or perform such maintenance and pay the costs thereof, and such costs shall be so much Additional Rent which shall become immediately due and payable by Tenant to Landlord.

     7.7  Future Drive-Up Teller Facility.  Landlord is currently in discussion
          -------------------------------
with the City of St. Charles in order to purchase or lease additional land to the east of the Leased Premises to accommodate drive up teller lanes. If the City makes said land available for purchase or lease as a drive up, then Landlord shall submit a proposal to Tenant containing additional lease terms (including additional rent and construction costs responsibilities) in relation thereto. Tenant shall then decide whether or not to proceed with the installation of the drive-up facility and to add such property to this Lease and the Leased Premises described herein. Nothing contained herein shall obligate Landlord to provide or make available a drive-up facility at any time during this Lease and the failure to provide same shall not constitute a breach of Landlord's obligations under this Lease.

     7.8  Surrender of the Leased Premises.  Upon the termination of this Lease
          --------------------------------
whether by forfeiture, lapse of time, or otherwise, or upon the termination of Tenant's rights to possession of the Leased Premises, Tenant will at once surrender and deliver up to Landlord possession of the Leased Premises together with all improvements thereon in good condition and repair, ordinary wear and tear excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from the Trade Fixtures which are used in the operation of Tenant's business). All additions, hardware, non-trade fixtures and improvements to the Leased Premises shall become Landlord's property and shall remain upon the Leased Premises, without compensation to Tenant, unless Landlord requests their removal in writing at the time of approval of installation (if applicable). Upon termination of this Lease, the Tenant agrees to deliver to Landlord all of the keys to the Leased Premises.

     The Tenant may remove Tenant's Trade Fixtures from the Leased Premises provided, however, that Tenant shall repair any injury to or damage to the Leased Premises caused by the removal of its Trade Fixtures. In the event that Tenant fails to remove its Trade Fixtures, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall be responsible for paying the cost of said removal, including the cost of repairing any damage to the Leased Premises resulting from such removal, delivery and warehousing, to Landlord on demand.

     7.9  Holding Over.  Any holding over by Tenant of the Leased Premises after
          ------------
the expiration of this Lease shall operate and be construed to be a tenancy from month to month only at the same monthly rate of rent and other charges payable hereunder for the Lease Term. If the parties are not then engaged in bona fide negotiations to renew or to extend the Lease, and if Tenant continues to hold over after a written demand by Landlord for possession at the expiration of the Lease Term or after termination by either party of a month-to-month tenancy created pursuant to this paragraph, then Tenant shall pay Monthly Rent at a rate equal to double the rate of Monthly Rent for the month immediately prior to the hold over period. Nothing contained in this section shall be construed to give Tenant a right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

     7.10 Mechanic's Liens.  Tenant will not permit any mechanic's lien or
          ----------------
liens (other than those caused by the acts of Landlord) to be placed upon the Leased Premises or the Real Property or any building or improvement thereon during the term hereof, and in case of filing of any such lien, Tenant shall promptly pay for or cause a title company to bond over same. Tenant shall have the right to contest any such lien provided that Tenant pursues such contest diligently, such contest does not result in the forfeiture of the Property, and Tenant posts adequate security with a title company or Landlord therefor. If Tenant fails promptly to pay for or bond over any such lien, Landlord, at its option, after notice to Tenant and opportunity to cure as provided herein, may pay for said lien, and any amounts so paid, including expenses and interest, shall become so much Additional Rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately.

     7.11 Alterations.  Tenant shall not make any material changes or
          -----------
structural alterations to the Leased Premises, without first obtaining the Landlord's written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Upon the completion of any such changes or alterations, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, Sworn Contractor's Statements and supporting lien waivers) evidencing payment in full for such work. Any such changes or alterations must be made in accordance with applicable building codes or other governmental regulations.

ARTICLE 8. INSURANCE.
           ---------

     As Additional Rent, Tenant shall procure and maintain, during the term of this Lease, policies of insurance at Tenant's own cost and expense insuring the following:

          1. Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $3,000,000.00, for injury to or death of more than one person in any one occurrence in an amount of not less than $3,000,000.00, and for damage to property in an amount of not less then $1,000,000.00 made by, or on behalf of, any person or persons, firm or corporation arising from, related to, or connected with Tenant's use or occupancy of the Leased Premises.

          2.  Landlord and Tenant from all worker's compensation claims;

          3. All contents, and all of Tenant's personal property and Trade Fixtures, machinery, equipment and furniture and furnishings contained in the Leased Premises to the extent of at least ninety percent (90%) of their replacement cost under the standard fire and extended coverage insurance, including without limitation to, vandalism and malicious mischief and sprinkler leakage endorsements.

     The aforesaid insurance shall be issued by companies and in form, substance, and amount (where not stated above) reasonably satisfactory to Landlord and any mortgagee of Landlord, and shall contain standard mortgage clauses satisfactory to Landlord's mortgagee. Each such policy shall name Landlord and its individual members as additional insureds. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days prior written notice to Landlord and any mortgagee of Landlord. Duplicate original policies (or certificates thereof satisfactory to Landlord) together with satisfactory evidence of payment of the premiums thereon shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty
(30) days prior to the end of the term of such coverage. If Tenant fails to pay the premiums on any of said insurance policies, then after ten (10) days' notice to Tenant and opportunity to cure, Landlord may at its option pay said premiums, and any payments made by Landlord shall constitute Additional Rent which shall become immediately due and payable.

ARTICLE 9.  INDEMNITY FOR ACCIDENTS.
            -----------------------

     Tenant covenants and agrees that it will protect and save and keep the Landlord forever harmless and indemnified against any penalty or damages or charges imposed for any violation of any laws or ordinances, or any civil claim with respect to the Leased Premises which occurs during the Lease Term or any holdover period, whether occasioned by the neglect of Tenant or those holding under Tenant, but not for any actions or inactions of the Landlord or its agents, servants, employees, contractors, licensees, guests, invitees or other tenants. Pursuant to said obligation, Tenant will at all times protect, indemnify and save and keep harmless the Landlord against and from any and all loss, costs, damage or expense, including reasonable attorney's fees, arising out of and from any accident or other occurrence on or about the Leased Premises causing injury to any person or property whomsoever or whatsoever and will protect, indemnify, and save and keep harmless the Landlord against and from any and all claims and against and from any and all loss, costs, damage or expense arising out of any failure of Tenant in any respect to comply with and perform all of the requirements and provisions hereof.

     Likewise, Landlord covenants and agrees that it will protect and save Tenant forever harmless and indemnified against any penalty or damages or charges imposed as a result of any violation of any laws or ordinances or any civil claim with respect to the Property (other than those with respect to the Leased Premises), whether occasioned by Landlord's or its agents', servants', employees', contractors', guests', or invitees' (excluding other tenants') negligent or unlawful conduct or intentional acts or omissions other than such guests' or invitees' criminal acts.

ARTICLE 10. FIRE AND CASUALTY.
            -----------------

     In the event that the Leased Premises shall be rendered substantially untenantable or unsuitable for Tenant's purposes during the term of this Lease by fire or other casualty, Landlord at its option may terminate this Lease effective as of the date of such casualty or Landlord may elect to repair the Leased Premises. If Landlord elects to repair this Lease will remain in effect provided that such repairs are promptly commenced, diligently pursued and completed in a timely manner but not more than 180 days after the date of the fire or other casualty. If more than 40% of the Leased Premises is rendered substantially untenantable or unsuitable by fire or casualty and Landlord does not complete the repair and restoration thereof within said 180 days, then Tenant may terminate this Lease effective as of the date of such fire or casualty. If this Lease is terminated by reason of fire or casualty as herein specified, monthly Base Rent and Additional Rent shall be apportioned and paid to the day of such fire or other casualty. During any time period that the Leased Premises is untenantable, rent will abate if the cause of the casualty is not the result of Tenant's negligent acts or omissions.

     Whenever (a) any loss, cost, damage or expense resulting from fire, exploding or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Leased Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance overage or increase the cost thereof.

ARTICLE 11. MISCELLANEOUS PROVISIONS.
            ------------------------

     11.1 Subordination.  This Lease is subordinate and shall be subordinate to
          -------------
any and all mortgages which may now or hereafter affect the Leased Premises.

     11.2 Assignment and Subletting.  Tenant shall not, without Landlord's prior
          -------------------------
written consent (which consent shall not be unreasonably withheld, delayed or conditioned), assign, convey or mortgage this Lease or any interest in the Leased Premises or sublet any and all or part of the Leased Premises. Notwithstanding anything herein to the contrary, Tenant shall be permitted to assign this Lease in whole, but not in part, to any parent, subsidiary or other entity affiliated with Tenant or to any survivor of any merger or consolidation with or reorganization of Tenant.

     11.3 Abandonment and Reletting.  If Tenant shall abandon or vacate the
          -------------------------
Leased Premises, or if Tenant's right to occupy the Leased Premises shall be terminated by Landlord by reason of Tenant's breach of any of the covenants herein, the same may be relet by Landlord (acting reasonably) for such rent and upon such terms as Landlord may deem fit, and if a sufficient sum shall not thus be realized monthly, after paying expenses of such reletting and collecting to satisfy the rent hereby reserved, Tenant agrees to satisfy and pay all deficiencies monthly during the remaining term of this Lease.

     11.4 Rights Reserved to Landlord.  During the term of this Lease the
          ---------------------------
Landlord shall possess, the following rights:

          1. Upon reasonable notice to Tenant, to inspect the Leased Premises and to make repairs, additions or alterations to the Leased Premises required by the terms of this Lease;

          2. In the event of an emergency, to enter the Leased Premises without notice to Tenant and to take any reasonable steps necessary in order to eliminate said emergency.

          3. During the last six months of the Lease Term (if not renewed or extended by Tenant), to place and maintain a "For Rent" sign on the Leased Premises; and

          4. To show the Leased Premises to prospective purchasers, mortgagees or other persons having a legitimate interest in viewing the same and to place and maintain a "For Sale" sign on the Property.

          5. To install an elevator in the west lobby area, at Landlord's expense if Landlord elects to do so.

     11.5 Default.  In the event that Tenant defaults on any of the covenants or
          -------
provisions contained in this Lease, Landlord shall give Tenant written notice of such default and 10 days' opportunity to cure in the case of a monetary default or 30 days opportunity to cure in the case of a non-monetary default, provided that if such default cannot reasonably be cured within a 30 day period and if Tenant has commenced and is diligently proceeding to cure such default, Tenant shall be given a reasonable period of time to cure such default. If any such default remains uncured after the aforesaid time period, then Landlord at its election may terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of this Lease or Tenant's right of possession, Landlord may re-enter the Leased Premises without process of law and remove all persons, fixtures, and property therefrom, and Landlord shall not be liable for any damages resulting therefrom. Upon the termination of the Lease, or upon termination of Tenant's right of possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to Landlord the full and free right to enter upon the Leased Premises and to repossess the Leased Premises as Landlord's former estate and to expel or remove the Tenant and any others who may be occupying or within the Leased Premises without relinquishing the Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law.

     In the event that Tenant breaches any of the provisions or covenants of this Lease, Landlord shall be entitled to recover as damages, all rent and other sums due and payable by Tenant as well as the cost of performing any covenants to be performed by Tenant. Furthermore, Landlord shall be entitled to recover any court costs or attorney's fees incurred as a result of Tenant's breach.

     The rights and remedies of Landlord under this Lease are cumulative. The exercise or use of any one or more thereof shall not bar the Landlord from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall the exercise nor the use of any right or remedy by Landlord waive any other right or remedy.

     11.6 Successors.  All covenants and agreements contained herein shall be
          ----------
binding upon and inure to, the respective rights of Landlord or Tenant or their successors, heirs, executors, administrators or assigns.

     11.7 Severability.  Wherever possible, each provision of this Lease will be
          ------------
interpreted in a manner so as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or be held invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Lease.

     11.8  Estoppel Certificates.  Tenant shall from time to time, upon not less
           ---------------------
then ten (10) business days prior written request from Landlord, execute, acknowledge and deliver to Landlord in a form reasonably satisfactory to Landlord or Landlord's mortgagee a written statement certifying, if true, that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental or other charges have been paid in advance, if any, or such other accurate certification as may be reasonably required by Landlord or Landlord's mortgagee. It is intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Leased Premises, and its respective successors and assigns.

     11.9  Amendments.  None of the covenants, terms or conditions of this
           ----------
Lease, to be kept and performed by either party shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by both parties.

     11.10 Notices.  All notices or demands upon Landlord or Tenant desired or
           -------
required to be given hereunder shall be in writing and shall be deemed to have been duly and sufficiently given if delivered personally or by reputable courier or mailed by United States registered or certified mail in an envelope properly stamped and addressed as follows:

As to Landlord:     Towne Square Realty, L.L.C.
                    1536 Fargo Boulevard
                    Geneva, IL  60134
                    Fax:  (630) 262-2516

with copy to:       John J. Hoscheit
                    1001 E. Main Street, Ste. B
                    St. Charles, IL  60174
                    Fax:  (630) 513-8799

As to Tenant:       PrivateBank and Trust Company
                    10 North Dearborn, Suite 900
                    Chicago, IL  60602
                    Attn:  President
                    Fax:  (312) 683-7111

with a copy to:     Vedder, Price, Kaufman & Kammholz
                    222 N. LaSalle Street
                    Suite 2600
                    Chicago, IL  60601
                    Attn.:  Daniel O'Rourke
                    Fax:  (312) 609-5005

or at such other address as either party designates by proper notice to the other party. The effective date of such notice, if mailed, shall be three days after delivery of the same to the United States Postal Service.

     11.11 Time is of the Essence.  Time is of the essence of this Lease, and
           ----------------------
all provisions relating thereto shall be strictly constructed.

     11.12 Captions.  The captions of this Lease are for convenience only and
           --------
are not to be construed as part of the Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     11.13 Law Applicable.  This Lease is executed in Kane County, Illinois, and
           --------------
shall be construed and enforced in accordance with the laws of the State of Illinois.

     11.14 Real Estate Brokers.  Tenant warrants that it has had no dealings
           -------------------
with any broker or agent in connection with this Lease.



LANDLORD:                                   TENANT:
TOWNE SQUARE REALTY, L.L.C.                 PRIVATEBANK AND TRUST COMPANY



By:  /s/ Thomas N. Castronovo               By: /s/ Donald A. Roubitchek
    --------------------------------           ---------------------------------

Its:  Manager                               Its:  Managing Director and COO
    --------------------------------            --------------------------------

                                  EXHIBIT "A"
                          DIAGRAM OF LEASED PREMISES

                                  EXHIBIT "B"
                             TENANT'S IMPROVEMENTS

          Complete interior finish of Leased Premises in compliance with all applicable codes, laws and ordinances. Said work shall be done in a form suitable to obtain an occupancy permit prior to Tenant opening for business.